CONSENT OF INDEPENDANT PUBLIC ACCOUNTANTS



As independant public accountants, we hereby consent to the incorporation of our reports dated January 25, 1995 (1994 Annual Report on Form 10-K and Supplemental Schedules), included in this form 10-K, into Rio Hotel
& Casino, Inc.'s previously filed registration statements on Form S-8 (File No. 33-38752), Form S-8 (File No. 33-68130), Form S-8 (File No.
33-56860), Form S-3 (File No. 33-70192), Form S-3 (File No. 51092)
and Form S-3 (File No. 33-36598).

                                     /s/Arthur Anderson LLP
                                     ARTHUR ANDERSON LLP

Las Vegas, Nevada
March 28, 1995